Exhibit 10.1

FIRST AMENDMENT

TO

SEVERANCE AGREEMENT

This First Amendment to Severance Agreement (this “Amendment”) between Apogee Enterprises, Inc., a Minnesota corporation, with its principal offices at Wells Fargo Financial Center, 7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota 55431 (the “Company”) and                                          (“Executive”), residing at                                                  , is hereby entered into as of January     , 2006.

WHEREAS, the Company and Executive entered into a Severance Agreement, effective as of January 1, 2005 (the “Severance Agreement”); and

WHEREAS, the Company and Executive desire to amend the Severance Agreement in certain respects, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby amend the Severance Agreement as follows:

1. Section 4(a)(i) of the Severance Agreement is hereby amended by adding the following sentence as the new last sentence thereof:

“As used in Subsection 4(a)(iii), the term, “termination of employment,” and other similar terms used in such Subsection, shall be construed to have the same meaning as is given to the term, “Separation from Service,” in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).”

2. Section 4(c) of the Severance Agreement is hereby amended by deleting from the first sentence thereof, the phrase, “the Internal Revenue Code of 1986, as amended (the “Code”),” and replacing that phrase with: “the Code”.

3. Section 4 of the Severance Agreement is hereby amended by adding the following new paragraph as new Section 4(e):

“(e) Notwithstanding any provision of this Agreement to the contrary, if Executive is a “key employee” (as defined in Section 409A of the Code), payment of Executive’s benefit otherwise due under Subsections 4(a)(iii) and 4(a)(iv) (but only as to the “Pool B Shares” under the Partnership Plan) hereof shall not be made before the date that is six (6) months after the Employment Termination Date. No later than the third (3rd) business day thereafter, Executive shall receive all payments, without interest, which Executive was entitled to receive under Subsections 4(a)(iii) and 4(a)(iv) (but only as to the “Pool B Shares” under the Partnership Plan) of this Agreement.”

4. Except as expressly amended in this Amendment, the Severance Agreement shall continue in full force and effect in accordance with the terms therein.

5. This Amendment may be executed in counterparts, with all such counterparts constituting but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

WITNESS:	APOGEE ENTERPRISES, INC.

By:
Warren M. Planitzer		Russell Huffer
Vice President, Human Resources		Its: Chairman and Chief Executive Officer
Date: January , 2006	Date:	January , 2006

EXECUTIVE

January , 2006